Exhibit 5.1


                   [Hogan & Hartson L.L.P. Letterhead]



                            September 13, 2002


Board of Trustees
ElderTrust
101 East State Street, Suite 100
Kennett Square, PA  19348

Gentlemen:

     We are acting as counsel to ElderTrust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission on the date hereof relating to resales of up to 228,416 shares of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), all of which are issuable upon redemption of a corresponding number of units of limited partnership interest ("Units") of ElderTrust Operating Limited Partnership, a Delaware limited partnership (the "Partnership"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.  An executed copy of the Registration Statement.

     2. The Declaration of Trust of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     4. The Amended and Restated Certificate of Limited Partnership of the Partnership, as certified by the Secretary of State of the State of Delaware on August 14, 2002 and the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     5.  An executed copy of the Second Amended and Restated
         Agreement of Limited Partnership of the Company dated as of January 30, 1998, as amended (the "Partnership Agreement"), as certified by the Secretary of the Company, as the general

ElderTrust
Board of Trustees
September 13, 2002
Page 2


         partner of the Partnership, on the date hereof, as being complete, accurate and in effect.

     6. Resolutions of the Board of Trustees of the Company adopted at a meeting held on April 19, 2002 and by unanimous written consent September 12, 2002, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, authorization of the issuance of the Common Shares and arrangements in connection therewith (the "Board Resolutions").

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that none of the Common Shares have been or will be issued in violation of the ownership limit contained in the Company's Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms "Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended" and "Maryland General Corporation Law, as amended" include the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares, when issued and delivered in a manner consistent with the redemption procedures and terms described in the

                                   2


ElderTrust
Board of Trustees
September 13, 2002
Page 3

Partnership Agreement and in accordance with the Board Resolutions, will be validly issued, fully paid and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ HOGAN & HARTSON L.L.P.

                                            HOGAN & HARTSON L.L.P.

                                    3